Exhibit 21.1

     ARLINGTON HOSPITALITY, INC.
     LISTING OF SUBSIDIARIES

                                                    State of
                                                  Incorporation      Ownership
              Entity                             or Organization     Percentage
----------------------------------               ----------------   ------------
Arlington Hospitality Development, Inc.             Illinois           100.00%
Arlington Hospitality Management, Inc.              Illinois           100.00%
Arlington Hospitality Staffing, Inc.                Illinois           100.00%
Arlington Inns, Inc.                                Delaware           100.00%
Arlington Inns of America, Inc.                     Delaware           100.00%
Arlington Inns of Illinois, Inc.                    Illinois           100.00%
Arlington Inns of Michigan, Inc.                    Michigan           100.00%
Arlington Inns of Ohio, Inc.                          Ohio             100.00%
Arlington Lodging Group, Inc.                       Delaware           100.00%
Arlington Office Group, Inc.                        Illinois           100.00%
AP Equities of Florida, Inc.                         Florida           100.00%
AP Hotels of California, Inc.                      California          100.00%
AP Hotels of Georgia, Inc.                           Georgia           100.00%
AP Hotels of Illinois, Inc.                         Illinois           100.00%
AP Hotels of Iowa, Inc.                               Iowa             100.00%
AP Hotels of Michigan, Inc.                         Delaware           100.00%
AP Hotels of Mississippi, Inc.                     Mississippi         100.00%
AP Hotels of Missouri, Inc.                         Missouri           100.00%
AP Hotels of Ohio, Inc.                             Delaware           100.00%
AP Hotels of Oklahoma, Inc.                         Oklahoma           100.00%
AP Hotels of Pennsylvania, Inc.                   Pennsylvania         100.00%
AP Hotels of Texas, Inc.                            Delaware           100.00%
AP Hotels of Wisconsin, Inc.                        Wisconsin          100.00%
AP Hotels/Parkersburg, WV, Inc.                   West Virginia        100.00%
AP Lodging of Ohio, Inc.                              Ohio             100.00%
AP Properties of Mississippi, Inc.                 Mississippi         100.00%
AP Properties of Ohio, Inc.                           Ohio             100.00%
API of Indiana, Inc.                                 Indiana           100.00%
API/Athens, OH, Inc.                                  Ohio             100.00%
API/Columbia City, IN, Inc.                          Indiana           100.00%
API/Hammond, IN, Inc.                                Indiana           100.00%
API/Lancaster, OH, Inc.                               Ohio             100.00%
API/Logan, OH, Inc.                                   Ohio             100.00%
API/Metropolis, IL, Inc.                            Illinois           100.00%
API/Plainfield, Inc.                                 Indiana           100.00%
API/Washington C.H., OH, Inc.                         Ohio             100.00%
Niles, Illinois Hotel Corporation                   Illinois           100.00%
Shorewood Hotel Investments, Inc.                   Illinois           100.00%
Metropolis, IL 1292 Limited Partnership             Illinois            54.90%
Dayton, Ohio 1291 Limited Partnership                 Ohio              61.50%
Altoona, PA 792 Limited Partnership               Pennsylvania          62.78%
New Philadelphia, Ohio 1092 Limited Partnership       Ohio              50.35%